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EXHIBIT 99.1

                             CROSS-REFERENCE SHEET

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                                                           LOCATION IN 2002 BRITISH COLUMBIA FINANCIAL AND ECONOMIC
                                                           REVIEW (THE "REVIEW"(1)), INCLUDED AS EXHIBIT 99.4, OR IN
INFORMATION RELATING TO PROVINCE                           OTHER EXHIBIT TO ANNUAL REPORT
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PROVINCE OF BRITISH COLUMBIA
    General Description of the Province..................  Page 2
    Constitutional Framework.............................  App. 3, pp. 103-105

THE ECONOMY
    Recent Economic Developments.........................  Ch. 1; App. 1, pp. 26-41
      Economic Structure and Primary Industries..........  Ch. 1; App. 1, p. 29 (Table A1.3)
    Capital Investment...................................  Ch. 1, p.14; App. 1, p. 31 (Table A1.5)
    Foreign Trade........................................  Ch. 1, p. 15; App 1, p. 32
    Labour Market and Employment.........................  Ch. 1, pp. 11-13; App. 1, p. 30

PROVINCIAL REVENUE AND EXPENDITURE
    Financial Administration and Reporting...............  Ch. 2; App. 2
    Special Funds........................................  Ch. 2; App. 2, p. 70, Chart A2.2
    Summary Statement of General Fund and Special Funds    Ch. 2; App. 2
      Revenue and Expenditure............................
    Unaudited Financial Results..........................  Ch. 2, pp. 44-64
    Major Sources of Revenue.............................  Ch. 2, p. 48; App. 2, pp. 75
    Expenditure by Function..............................  Ch. 2, p. 49, 52-53 (Table 2.5); App. 2, pp. 78-79

  GOVERNMENT CORPORATIONS
    Government Corporation Debt..........................  Ch. 2, pp. 55-60; App. 2, pp. 82-87; Exhibit 99.3

DEBT OF PROVINCE
    Direct and Guaranteed Debt...........................  Ch. 2, pp. 61-64; App. 2, pp. 88-89; Exhibit 99.3
    Financing Requirements...............................  Exhibit 99.3
    Sinking Fund Management..............................  Exhibit 99.3

CONSOLIDATED FUNDED DEBT OF THE PUBLIC SECTOR............  Exhibit 99.3

CANADIAN FOREIGN EXCHANGE RATE AND INTERNATIONAL           Exhibit 99.3
 RESERVES................................................

DETAILED FINANCIAL STATEMENTS OF THE PROVINCE
    Statement of General Fund Revenue by Source..........  App. 2, p. 75
    Statement of General Fund and Special Fund             App. 2, pp. 78-79
      Expenditure by Function............................
    Statement of Direct Funded and Unfunded Debt.........  Exhibit 99.3
    Statement of Guaranteed Funded Debt..................  Exhibit 99.3
    Statement of Non-Guaranteed Debt.....................  Exhibit 99.3
    Pension Funds........................................  Ch. 2, p. 70 ("Other Liabilities")
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(1) Chapter and Appendix and page numbers indicate the location of information in the Review.